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Exhibit 5.1

                              GROVER T. WICKERSHAM
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         430 CAMBRIDGE AVENUE, SUITE 100
                           PALO ALTO, CALIFORNIA 94306
GROVER T. WICKERSHAM        TELEPHONE: (415) 323-6400
DEBRA K. WEINER                FAX: (415) 323-1108



                                  March 25, 1997



California Culinary Academy, Inc.
625 Polk Street
San Francisco, CA 94102

Gentlemen:

     We refer to the Registration Statement on Form S-3, SEC File No. 333-17205 (the "Registration Statement") of California Culinary Academy, Inc., a California corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") covering the registration under the Securities Act of 1933, as amended (the "Act") of 506,665 shares of common stock, no par value, of the Company (the "Shares") for resale by certain selling shareholders of the Company (the "Selling Shareholders").

     We have examined the Registration Statement, the Articles of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.


     Based on the foregoing, it is our opinion that:

          1. The Company is duly organized, validly existing and in good standing under the laws of the State of California; and

          2. The Shares issued to the Selling Stockholders or issuable upon conversion of the outstanding convertible Preferred Stock or upon exercise of outstanding warrants as described in the Registration Statement are duly authorized and are (or will be, when issued in accordance with the terms of the respective instruments) validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters," as counsel who will pass upon the legality of the Shares for the Company and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do

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not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations promulgated thereunder.

     This opinion is rendered solely for your benefit and for the benefit of the purchasers of the Shares being registered on the Registration Statement in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.

                                   Very truly yours,


                                        /s/ Grover T. Wickersham, P.C.

                                   Grover T. Wickersham, P.C.